www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.cmct-preferred.com | ©2022 CMCT | CMCT Creative Media & Community Trust | Preferred Stock offering distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC Creative Media & Community Trust December 2022Preferred Stock This is neither an offer to sell nor a solicitation of an offer to buy the securities described herein. An offering is made only by the prospectus. This material must be preceded or accompanied by a prospectus. Filed Pursuant to Rule 433 Dated December 12, 2022 Registration Statement No. 333-268032

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.cmct-preferred.com | ©2022 CMCT | CMCT Creative Media & Community Trust | Preferred Stock offering distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC 2 Important Disclosures Free Writing Prospectus | Creative Media & Community Trust Filed pursuant to Rule 433 | December 12, 2022 | Reg. No. 333-268032 Creative Media & Community Trust Corporation (formerly known as CIM Commercial Trust Corporation) (“CMCT”) has filed a registration statement (including a base prospectus) with the Securities and Exchange Commission (the “SEC”) in respect of the offering to which this communication relates. Before you participate in CMCT's offering of Series A1 Preferred Stock, you should read the prospectus supplement, dated November 23, 2022, and the accompanying base prospectus, dated November 22, 2022 (please note that CMCT's offerings of Series A Preferred Stock and Series D Preferred Stock have been terminated). Before making any investment in such offering, you should read the other documents CMCT has filed with the SEC for more complete information about CMCT and such offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. You may request to receive a prospectus in respect of either of the foregoing offerings by calling toll-free at 1-866-341-2653.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.cmct-preferred.com | ©2022 CMCT | CMCT Creative Media & Community Trust | Preferred Stock offering distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC 3 Important Disclosures Stated Value, initially $25 per share, plus any accrued but unpaid dividends, without your consent. » The cash distributions holders of CMCT’s Preferred Stock receive may be less frequent or lower in amount than described herein. » Holders of CMCT’s Preferred Stock will be subject to inflation risk and the risk that interest rates may increase. » CMCT’s operating performance is subject to risks associated with the real estate industry. A significant portion of CMCT’s properties, by aggregate net operating income and square feet, are located in California. CMCT is dependent on the California real estate market and economies, and is therefore susceptible to risks of events in that market that could adversely affect its business. The extent to which COVID-19 will continue to impact CMCT’s operations and those of its tenants, business partners and borrowers will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of any new outbreaks involving variants of COVID-19 and actions taken to contain or mitigate such outbreaks, the distribution and acceptance of vaccines, the impacts on the U.S. and international economies and the extent to which federal, state and local governments provide relief or assistance to those affected by COVID-19. CMCT cannot predict the significance, extent or duration of any adverse impact of COVID-19 on its business, financial condition, results of operations, cash flow or its ability to satisfy its debt service obligations or to maintain its level of distributions on its Common Stock or Preferred Stock. However, CMCT’s business, financial condition, results of operations, and liquidity have been adversely affected and may continue to be adversely affected during 2022. An investment in the Series A1 Preferred Stock (“Preferred Stock” or “A1 Preferred Stock”) described herein involves risks and other considerations, including the ones described below. Before you invest, you should read the prospectus and other documents that Creative Media & Community Trust Corporation (“CMCT” or “Creative Media & Community Trust”) filed with the Securities and Exchange Commission (“SEC”) for more complete information about CMCT and the risks and other considerations relating to the securities described herein. Any terms of securities described herein represent a general overview of certain selected terms and are qualified in their entirety by reference to the prospectus and other documents that Creative Media & Community Trust filed with the SEC. » There is no public market for CMCT’s Preferred Stock and CMCT does not expect one to develop. » CMCT’s Preferred Stock is subordinate to all of CMCT’s existing and future debt and liabilities and those of CMCT’s subsidiaries. The terms of CMCT’s Preferred Stock do not contain any financial covenants and do not restrict how CMCT can use the proceeds of the offering. CMCT’s future debt may include restrictions on our ability to pay dividends to preferred stockholders or make redemptions in the event of a default under the debt facilities or under other circumstances. » Shares of CMCT’s Preferred Stock may generally be redeemed for shares of Common Stock, which ranks junior to CMCT’s Preferred Stock with respect to dividends and upon liquidation. » From and after the date that is 24 months following original issuance of any shares of CMCT’s Preferred Stock, CMCT has the right (but not the obligation) to redeem such shares at 100% of CMCT’s Preferred Stock

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.cmct-preferred.com | ©2022 CMCT | CMCT Creative Media & Community Trust | Preferred Stock offering distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC 4 Important Disclosures Forward-Looking Statements The information set forth herein contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby. Such forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “project,” “target,” “expect,” “intend,” “might,” “believe,” “anticipate,” “estimate,” “could,” “would,” “continue,” “pursue,” “potential,” “forecast,” “seek,” “plan,” or “should,” or “goal” or the negative thereof or other variations or similar words or phrases. Such forward-looking statements include, among others, statements about CMCT’s plans and objectives relating to future growth and outlook as well as the performance of the Preferred Stock. Such forward-looking statements are based on particular assumptions that management of CMCT has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CMCT’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the scope, severity and duration of the current pandemic of COVID-19, and actions taken to contain the pandemic or mitigate its impact,(ii) the adverse effect of COVID-19 on the financial condition, results of operations, cash flows and performance of CMCT and its tenants and business partners, the real estate market and the global economy and financial markets, among others, (iii) the timing, form, and operational effects of CMCT’s development activities, (iv) the ability of CMCT to raise in place rents to existing market rents and to maintain or increase occupancy levels, (v) fluctuations in market rents, including as a result of COVID-19, (vi) the effects of inflation and higher interest rates on the operations and profitability of CMCT and (vii) general economic, market and other conditions. Additional important factors that could cause CMCT’s actual results to differ materially from CMCT’s expectations are discussed under the section “Risk Factors” in CMCT’s Annual Report on Form 10-K for the year ended December 31, 2021, and in CMCT's Quarterly Report on Form 10-Q for the period ended September 30, 2022. The forward-looking statements included herein are based on current expectations and there can be no assurance that these expectations will be attained. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond CMCT’s control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by CMCT or any other person that CMCT’s objectives and plans will be achieved. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made. CMCT does not undertake to update them to reflect changes that occur after the date they are made, except as may be required by applicable law.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.cmct-preferred.com | ©2022 CMCT | CMCT Creative Media & Community Trust | Preferred Stock offering distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC 5 CIM Group Overview Data as of 6/30/22. 1) See definitions on Page 24 to include Assets Owned and Operated. 2) Corporate offices named in orange on map. Affiliated offices typically have smaller, dedicated resources (i.e., Distribution). Sydney office is through a placement agent. Real Estate Infrastructure Credit Community-Focused Platforms $31.3B Assets Owned and Operated11994 Established Competitive Advantages Diverse Team of In-House Professionals Commitment to Community Disciplined Approach 610 Real Assets Owned & Operated 1,000+ Employees 9 Corporate Offices Worldwide Corporate & Affiliated Offices2 Atlanta Chicago Dallas London New York Orlando Phoenix Tokyo Headquartered in Los Angeles

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.cmct-preferred.com | ©2022 CMCT | CMCT Creative Media & Community Trust | Preferred Stock offering distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC 6 Community Based Investment Approach CIM Group pre-qualifies specific transitional and thriving communities through a bottom-up, research-driven approval process prior to making any real estate or infrastructure investments on behalf of its funds or partners. 135610 Infrastructure Digital (Data Centers) 195+ MW 2mm SF Waste/Water 500,000 Acre/Feet of Water Storage 19,000 Tons of Waste Transport/ Social 8,740+ Parking Spaces Renewables 3+ GW Credit Real Asset Lending 80 Assets 16.2mm SF Net-Lease 402 Assets 12.1mm SF Real Estate Office 57 Assets 12.5mm SF Retail 42 Assets 5.4mm SF Industrial 10 Assets 3.4mm SF Multifamily 89 Assets 20.5mm SF Hospitality 10 Assets 3.5mm SF Past performance is no guarantee of future results. Please note, changes in global, national, regional or local economic, demographic or capital market conditions (including as a result of the outbreak of the novel strain of coronavirus (“COVID-19”) that began in the fourth quarter of 2019) can have a significant negative impact on real assets. Data as of 6/30/22. CIM Group Qualified Communities Net-Lease Assets Assets Across the Americas Qualified Communities, Capital Deployed in 75

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.cmct-preferred.com | ©2022 CMCT | CMCT Creative Media & Community Trust | Preferred Stock offering distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC 7 What Is Preferred Stock? 1) Holders of CMCT’s Preferred Stock will be subject to inflation risk and the risk that interest rates may increase. 2) Dividends on CMCT’s Preferred Stock are cumulative and represent an obligation of the Company but are not guaranteed and may be decreased or suspended altogether at CMCT’s discretion.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.cmct-preferred.com | ©2022 CMCT | CMCT Creative Media & Community Trust | Preferred Stock offering distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC 8 Offering Overview 1) Reflects a complete reduction in the selling commission of 7%, which reduction will result in a reduction in the selling price to $23.25 per share. 2) CMCT may redeem in cash or in CMCT’s option and sole discretion, in equal value through the issuance of shares of CMCT Common Stock, based on the volume weighted average price of CMCT’s common stock for the 20 trading days prior to the redemption. 3) Rates shown are annualized. Dividend is paid monthly and declared quarterly. Dividends are not guaranteed and may be decreased or suspended altogether at CMCT’s discretion. 4) Yield to maturity is calculated using the minimum annual dividend of 6% and assumes an offering price of $23.25 per share and that shares of Preferred Stock will be held for five years.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.cmct-preferred.com | ©2022 CMCT | CMCT Creative Media & Community Trust | Preferred Stock offering distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC How CMCT Preferred Equity Stacks Up1 9 1) As a percentage of total capitalization. CMCT target is based on preferred stock and debt as a percentage of the fair value of assets. Debt and preferred stock are based on their respective stated value.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.cmct-preferred.com | ©2022 CMCT | CMCT Creative Media & Community Trust | Preferred Stock offering distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC CIM Group: Investing Ahead of the Curve Strategy designed to benefit from the trend toward a more cohesive work/ live lifestyle Track record of identifying and investing in vibrant and emerging communities Resources, market knowledge and relationships for smooth execution of transactions Asset-light development approach and attractive pipeline of “next generation properties” Access to capital to execute business plan 10 CMCT does not own the properties pictured above. The properties are owned by CIM Group and are shown to represent the types of assets and communities in which CMCT seeks to invest. There can be no assurance similar investment opportunities will be available to CMCT. There is no guarantee CMCT will meet its objectives. Past performance is no guarantee of future results.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.cmct-preferred.com | ©2022 CMCT | CMCT Creative Media & Community Trust | Preferred Stock offering distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC 11 Designed to Benefit From Changing Lifestyles1 The pandemic accelerated the trend toward a more cohesive work/live lifestyle. Key Office Trends » Growing demand for “creative office” » Desire for spaces that inspire employees » Emphasis on comfort, cool and “wow factor” » Battle to recruit and retain top talent 1) Statements made on this slide are based on CIM Group’s observations and beliefs. What is “creative office”? Creative office space diverges from traditional office norms. It includes bright, open, and thoughtfully designed spaces that encourage creativity, flexibility and collaboration.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.cmct-preferred.com | ©2022 CMCT | CMCT Creative Media & Community Trust | Preferred Stock offering distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC 1) Source: JLL US Creative Office Report – January 2022 Designed to Benefit From Changing Lifestyles Creative Office Statistics1 Creative office leasing activity has reached ~96% of pre-pandemic norms Creative office assets command a ~43% rent premium over traditional office space Creative office represents nearly 5% of national office inventory Industries demanding creative office space include technology, media, entertainment, design and fashion, in addition to more traditional business types like financial services Average Asking Rent ($ PSF)1 12

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.cmct-preferred.com | ©2022 CMCT | CMCT Creative Media & Community Trust | Preferred Stock offering distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC Designed to Benefit From Changing Lifestyles1 Key Multifamily Trends Walkability Luxury Amenities Well Connected Hybrid Work Lifestyle Culture-Oriented Locations Vibrant Neighborhoods in Major U.S. Markets 13 1) Statements made on this slide are based on CIM Group’s observations and beliefs.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.cmct-preferred.com | ©2022 CMCT | CMCT Creative Media & Community Trust | Preferred Stock offering distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC Assets in Vibrant and Emerging Sub-Markets1 CMCT leverages the investment expertise of its operator, CIM Group. CIM Group invests in transitional and thriving sub-markets marked by high barriers-to-entry, improving demographics, population growth, ease of transportation, and vibrant dining, entertainment and retail options. CIM Group believes selecting the right submarkets contributes to outsized rent growth and asset appreciation. Example: CIM Group’s Hollywood Media District Real Estate Holdings CMCT Asset 1) Unless otherwise indicated, the properties shown above are not owned by CMCT. Includes properties that are operated by CIM Group on behalf of partners and co-investors. See disclosure statement under Property Pictures on page 24. CMCT Asset 14

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.cmct-preferred.com | ©2022 CMCT | CMCT Creative Media & Community Trust | Preferred Stock offering distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC Resources, Market-Knowledge and Relationships1 CMCT caters to tenants in rapidly growing tech and entertainment industries. CMCT’s Notable Tenants 1) CIM Group is not affiliated with, associated with, or a sponsor of any of the tenants pictured or mentioned. The names, logos and all related product and service names, design marks and slogans are the trademarks or service marks of their respective companies. The trade names shown are reflective of tenants in properties owned by CMCT. Corporate tenants may also occupy numerous properties that are not owned by CMCT. CMCT is not affiliated or associated with, is not endorsed by, does not endorse, and is not sponsored by or a sponsor of the tenants or of their products or services pictured or mentioned. The names, logos and all related product and service names, design marks and slogans are the trademarks or service marks of their respective companies. 15

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.cmct-preferred.com | ©2022 CMCT | CMCT Creative Media & Community Trust | Preferred Stock offering distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC 16 Beverly Hills & Park Mile: Value-Add Opportunities 4750 Wilshire Boulevard (Park Mile) » Pursuing permits to convert unleased space to multifamily (received design review approval in February 2022) » Expect to start renovation in 2023 » Centrally located in affluent Park Mile/Hancock Park » Short drive time to Hollywood/West Hollywood (10 minutes), Beverly Hills/Culver City/Downtown LA (20 minutes) and Santa Monica (30 minutes) 9460 Wilshire Boulevard (Beverly Hills) » In August 2022, signed 15 year, ~18,000 SF lease for a Rolls Royce showroom, increasing the building's leased percentage to 91% » The previously underutilized retail space was occupied by a real estate brokerage firm and a financial advisor » CMCT has originated or renewed leases with all current tenants since the 2018 acquisition » Prominent location in Los Angeles in the prestigious Golden Triangle of Beverly Hills and adjacent to the Four Seasons Beverly Wilshire Hotel and Rodeo Drive Artistic renderings are for illustrative purposes only. RECENTLY COMPLETED

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.cmct-preferred.com | ©2022 CMCT | CMCT Creative Media & Community Trust | Preferred Stock offering distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC 17 Austin: Stabilized Creative Office with Potential To Add More Density » CMCT acquired the 16-acre campus at 3601 S. Congress Ave in 2007 in an off-market transaction; In-place rents have increased more than threefold since the acquisition » The creative office campus attracts a diverse tenant mix including technology, media and entertainment companies » In 2020, CMCT completed a $15 million, ~44,000 SF office building on the campus. CMCT fully leased the new building through 2029 with an expected return on cost at stabilization of 11% » Recent zoning changes may provide the opportunity to add density to the campus (creative office or multifamily) » No state income tax and diverse employment sources – government, education and tech » Home to many large U.S. corporations including Amazon, Facebook, Apple, Cisco, eBay, GM, Google, IBM, Intel, Oracle, PayPal, 3M and Whole Foods » Rapid market office rent growth - 10-year CAGR of 5.6% » Population growth – Five-year forecast growth rate of 2.0% (versus 0.5% in the U.S.) » Employment growth – 10-year historical growth rate of 3.93% (versus 1.22% in the U.S.) A Compelling Growth Market1 Overview Penn Field Austin 1) Source: https://www.statesman.com/story/news/local/2022/10/20/austin-economy-second-fastest-growing-after-san-francisco/69571728007/

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.cmct-preferred.com | ©2022 CMCT | CMCT Creative Media & Community Trust | Preferred Stock offering distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC East Austin: Multifamily or Creative Office Development 18 » In November 2020, CMCT acquired 1021 E. 7th Street for $6.1 million on an off-market basis; In July 2022, CMCT acquired 1007 E. 7Th Street, an adjacent property, for $1.9 million » In total, represented ~14,000 SF of office 100% leased on a ~36,000 of contiguous land SF prime for development » CMCT intends to demolish the buildings when the last lease expires in 2023 and construct premier multifamily or creative office » The property is located in the East Austin submarket of Austin, TX » The building is located on one of the main thoroughfares of Austin, East 7th Street, and within 1.5 miles of seven existing CIM properties » This corridor is among the most desirable locations for creative office space and residential space in Austin, as it has numerous food and dining options within close proximity and provides direct access to both the CBD and Eastside A Dynamic Thriving Submarket Overview

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.cmct-preferred.com | ©2022 CMCT | CMCT Creative Media & Community Trust | Preferred Stock offering distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC 19 Echo Park: Office Value-Add & Ground-Up Multifamily » CMCT and a CIM-managed separate account acquired 1910 W. Sunset Blvd for approximately $51 million in February 2022 (CMCT owns ~44%) » Approximately 100,000 SF creative office building and a plan to develop approximately 36-unit residential units by-right » The eight-story building with floor-to-ceiling windows is the tallest in Echo Park, providing spectacular views in all directions. » Ability to create 13-foot ceiling heights on newly renovated space » Intend to renovate lobby and add amenity space » Ideal location and product for entertainment, and fashion tenants » Echo Park is an emerging trendy submarket northwest of downtown LA; walkable area with dozens of dining and entertainment options » Located ~1 mile from Dodgers Stadium and adjacent to newly renovated Echo Park Lake, which features walking paths, picnic areas, paddle boats and lotus flower gardens » Easy access to four major freeways (Hollywood, Pasadena, Glendale and Golden State Freeways); approximate 20-minute drive to Hollywood, Downtown LA, Pasadena and Burbank » Average 10-year annual office rent growth of 5.0%1 » Average 10-year office vacancy of 6.7%1 A Dynamic Emerging SubmarketEcho Park Los Angeles 1910 W. Sunset Boulevard Overview Echo Park Downtown Los Angeles Hollywood PasadenaBurbank 1) Source: Costar; based on East Hollywood/Silver Lake submarket. Accessed May 2022. Artistic rendering is for illustrative purposes only.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.cmct-preferred.com | ©2022 CMCT | CMCT Creative Media & Community Trust | Preferred Stock offering distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC 20 Culver City: Potential Creative Office Development » In 2014, CMCT acquired Lindblade Media Center for $18.5 million » Campus consists of: ~24,448 SF of creative office space at 8960 and 8666 Washington Boulevard ~7,980 SF at 8944 Lindblade Street currently used for broadcasting » Potential to redevelop into creative office Culver City Los Angeles Overview » Well-located asset in the heart of Culver City » Home to several high-profile media and technology companies including Apple, Amazon, HBO and Sony » Adjacent to the Metro Expo Line, offering easy access to both the Westside and Downtown LA » Office Rent growth – 16% CAGR over the last decade1 A Dynamic Thriving Submarket 1) Source JLL offering memorandum, August 2021. Artistic renderings are for illustrative purposes only.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.cmct-preferred.com | ©2022 CMCT | CMCT Creative Media & Community Trust | Preferred Stock offering distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC Jefferson Park: Multifamily Development » In 1Q'22, CMCT acquired 3101 S. Western, which is located on a ~11,300 sf land site for $2.3 million » CMCT intends to entitle the property and develop approximately 45 residential units » Construction anticipated to begin in mid 2023 » In 2Q'22, CMCT acquired 3022 S Western, which is located on a ~28,300 sf land site for $5.8 million » CMCT intends to entitle the property and develop 114 residential units » Construction anticipated to begin in 2024 Overview » Jefferson Park is home to a variety of residential buildings, shops, restaurants and offices » Adjacent to West Adams neighborhood where CIM has renovated and developed dozens of apartments, restaurants and retail spaces since 2016 » Convenient access to the 10 and 110 freeways » 1.5 miles from the University of Southern California and 5.5 miles from downtown Culver City, home to several premier technology and entertainment companies An Emerging Submarket 21 Culver City Los Angeles Artistic renderings are for illustrative purposes only.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.cmct-preferred.com | ©2022 CMCT | CMCT Creative Media & Community Trust | Preferred Stock offering distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC 22 Offering Overview 1) Reflects a complete reduction in the selling commission of 7%, which reduction will result in a reduction in the selling price to $23.25 per share. 2) CMCT may redeem in cash or in CMCT’s option and sole discretion, in equal value through the issuance of shares of CMCT Common Stock, based on the volume weighted average price of CMCT’s common stock for the 20 trading days prior to the redemption. 3) Rates shown are annualized. Dividend is paid monthly and declared quarterly. Dividends are not guaranteed and may be decreased or suspended altogether at CMCT’s discretion. 4) Yield to maturity is calculated using the minimum annual dividend of 6% and assumes an offering price of $23.25 per share and that shares of Preferred Stock will be held for five years.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.cmct-preferred.com | ©2022 CMCT | CMCT Creative Media & Community Trust | Preferred Stock offering distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC Appendix

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.cmct-preferred.com | ©2022 CMCT | CMCT Creative Media & Community Trust | Preferred Stock offering distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC 24 Important Disclosures There can be no assurance that CMCT will achieve comparable results, that the returns sought will be achieved or that CMCT will be able to execute its proposed strategy. Actual realized returns on investments may differ materially from any return indicated herein. Assets Owned and Operated (AOO) represents the aggregate assets owned and operated by CIM Group on behalf of partners (including where CIM Group contributes alongside for its own account) and co- investors, whether or not CIM Group has discretion, in each case without duplication. Property Pictures. The property/properties shown may not be representative of all transactions of a given type or of investments generally, may represent an investment/investments that performed better than other investments made by the CIM Group funds, is not necessarily indicative of the performance of all such investments by the CIM Group funds and is intended solely to be illustrative of the types of investments that may be made by CMCT. There can be no assurance similar investment opportunities will be available to CMCT or that CMCT will generate similar returns. Logos. CIM Group is not affiliated with, associated with, or a sponsor of any of the tenants pictured or mentioned. The names, logos and all related product and service names, design marks and slogans are the trademarks or service marks of their respective companies.

www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.cmct-preferred.com | ©2022 CMCT | CMCT Creative Media & Community Trust | Preferred Stock offering distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC 25 CIM Group: Institutional Quality Operator 1) As of 6/30/22. Assets Owned and Operated (AOO) represents the aggregate assets owned and operated by CIM Group on behalf of partners (including where CIM Group contributes alongside for its own account) and co-investors, whether or not CIM Group has discretion, in each case without duplication. CIM Group brings decades of in-house experience in such essential functions as acquisitions, asset and property management, development, finance and leasing across multiple markets, asset classes and strategies. CIM Group’s assets provide the goods, services, employment and support needed for communities to be successful. CIM Group has $31.3 billion1 in assets and executes impactful projects across real estate, infrastructure and credit platforms. CIM Group also provides partners, co-investors and shareholders with a complementary slate of real asset strategies across the risk-return spectrum.

Community-Based ESG Approach

CIM Group or its assets seek to incorporate Environmental, Social and Governance (ESG) criteria while supporting our tenants, employees and communities in these initiatives.[1]

PRI Principles for Responsible Investment

IRENA International Renewable Energy Agency

ENERGY STAR

CIM CIMPACT Serving our communities together.

Diversity & Inclusion Council

Sustainable & Environmental Initiatives

- For more than 25 years, CIM Group has developed and operated sustainable infrastructure needed to support growing communities. Key projects include renewable energy, water storage and waste-to-value initiatives.
- CIM Group is a member of the Principles for Responsible Investment (PRI), a GRESB assessment participant and a partner in the EPA's Energy Star® program, with several LEED certified buildings. Additionally, CIM Group uses Energy Star® consumption tracking at more than 100 properties.
- CIM Group's water storage solution improves water supply sustainability, while its waste-to-value solution produces an alternative to petroleum-based products, cuts carbon emission and frees up landfills.

ESG Committee

- Comprised of leaders from across the organization, CIM Group's ESG committee supports and elevates CIM Group's sustainability efforts. The committee authored CIM Group's formal ESG policy, which details the organization's continued commitment to incorporate ESG best practices into each new project and ongoing.

CIMpact

- CIMpact coordinates grassroots initiatives and partners with regional and national non-profit organizations to further CIM Group's positive impact in communities.
- Through CIMpact, we support and encourage corporate and employee-led voluntary community service activities on both local and national levels.

Diversity, Equity & Inclusion Council

- Through employee education and reporting, as well as community outreach, the Diversity & Inclusion Council plays a crucial role in CIM Group's effort to encourage employees to honor and celebrate diversity in relationships with each other and all those we serve.

1) While CIM Group may consider ESG factors when making an investment decision, CMCT does not pursue an ESG-based investment strategy or limit its investments to those that meet specific ESG criteria or standards. Any reference herein to environmental or social considerations is not intended to qualify our duty to maximize risk-adjusted returns.

www.cmct-preferred.com | ©2022 CMCT | CMCT Creative Media & Community Trust | Preferred Stock offering distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC
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www.cimgroup.com | ©2018 CIM Group | TRADE SECRET / CONFIDENTIAL INFORMATIONwww.cmct-preferred.com | ©2022 CMCT | CMCT Creative Media & Community Trust | Preferred Stock offering distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC Resources, Market-Knowledge and Relationships Core in house capabilities include acquisition, credit analysis, development, financing, leasing, on-site property management and distribution CMCT Management 1) As of 6/30/22. Off-market percentage based on invested equity across all CIM Group investments. 2) The appointment of Mr. Kuba as the Chief Investment Officer of CMCT is expected to be finalized in 2022. Inside Board Members Barry Berlin CMCT CFO Serves in various finance and accounting roles within CIM Group and is CEO, Chairman and CFO of CMCT’s lending business Avi Shemesh CIM Group Co-Founder CMCT Board Member Responsible for CIM’s long-term relationships with strategic institutions and oversees teams essential to acquisitions, portfolio management and internal and external communication Richard Ressler CIM Group Co-Founder CMCT Chairman of the Board Chair of CIM's Executive, Investment, Allocation and Real Assets Management Committees » Founder of Orchard Capital Corp., OFS Capital Management (a full-service provider of leveraged finance solutions) and OCV Management (owner of technology companies) » Chairman of the Board of CIM Real Estate Finance » Previously worked at Drexel Burnham Lambert, Inc. and began his career as an attorney with Cravath, Swaine and Moore, LLP 70% of investments sourced off-market1 Shaul Kuba CMCT Chief Investment Officer2 and CMCT Board Member CIM Group Co-Founder Head of CIM’s Development Team and actively involved in the successful development, redevelopment and repositioning of CIM Group’s real estate assets around the U.S. David Thompson CMCT CEO CIM Group CFO and Principal 15 years of previous experience with Hilton Hotels Corporation, most recently as Senior Vice President and Controller 27CIM2428573